UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

     Date of report (Date of earliest event reported)      January 27, 2005

GENENCOR INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

000-331167	16-1362385

(Commission File Number)	(IRS Employer Identification No.)

925 PAGE MILL ROAD, PALO ALTO, CALIFORNIA	94304

(Address of Principal Executive Offices)	(Zip Code)

(650) 846-7500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-2.1 Acquisition Agreement
EX-10.1 Fourth Amendment to Stockholder Agreement

Item 1.01 Entry into a Material Definitive Agreement.

On January 27, 2005, Genencor International, Inc. (the “Company”), Danisco A/S (“Danisco”) and DH Subsidiary Inc., an indirect wholly-owned subsidiary of Danisco (“Acquisition Sub”) entered into an Acquisition Agreement (the “Acquisition Agreement”) providing for a cash tender offer (the “Offer”) to acquire all of the outstanding shares of common stock of the Company not otherwise owned by Danisco or its subsidiaries for $19.25 per share, net to the seller in cash, to be followed by a merger (the “Merger”) of Acquisition Sub with and into the Company, with the Company to continue as the surviving corporation.

In connection with the Acquisition Agreement, Danisco has entered into a definitive stock purchase agreement with Eastman Chemical Company (“Eastman”), the holder of approximately 25 million shares of common stock and 485 shares of series A preferred stock of the Company, under which Danisco will acquire all of the outstanding shares of common stock of the Company held by Eastman for $15 per share in cash and all of the outstanding shares of series A preferred stock of the Company held by Eastman for $44 million in cash. In the stock purchase agreement with Danisco, Eastman has agreed not to tender in the tender offer the shares of common stock of the Company held by Eastman.

The Acquisition Agreement is subject to certain conditions, including the tender of a majority of the outstanding shares of common stock of the Company other than those held by Danisco, Eastman, the officers and directors of the Company and its subsidiaries and the respective affiliates of each of the foregoing, receipt of regulatory approvals and other conditions set forth in the Acquisition Agreement. Subject to those conditions, the Company currently expects the acquisition to be completed by May 31, 2005.

The Acquisition Agreement is being filed as an exhibit to this report. The foregoing description of the Acquisition Agreement does not purport to be complete and is qualified in its entirety by reference to the Acquisition Agreement, which is filed as an exhibit hereto and incorporated herein by reference.

A special committee comprised of independent directors of the Company has reviewed the transaction on behalf of the Company’s stockholders unaffiliated with Danisco and Eastman. Upon the recommendation of the special committee, the board of directors of the Company has approved the Acquisition Agreement, the Offer and the Merger.

Danisco and Eastman currently each own approximately 42% of the Company’s outstanding shares of common stock (approximately 25 million shares each) and 50% of the Company’s outstanding shares of series A preferred stock (approximately 485 shares each). The Company has agreements with Danisco and its affiliates, including a joint development and supply agreement. Danisco and its affiliates are both significant customers and significant suppliers of the Company. The Company has a stockholder agreement with Danisco, Eastman and their affiliates (as amended prior to January 27, 2005, the “Stockholder Agreement”). Among other things, the Stockholder Agreement requires the Company to have a 10-member board of directors consisting of three directors nominated by Eastman, three directors nominated by Danisco, the Company’s Chief Executive Officer, and three other directors. If either Eastman or Danisco reduces its ownership interest to less than 20% of the Company’s outstanding common stock, then its respective director nomination rights will be reduced to two directors, and its nomination rights will terminate when it owns 10% or less of the Company’s outstanding common stock. The Stockholder Agreement was amended on January 27, 2005 as described below.

The agreements and relationships with Danisco, Eastman and their affiliates are described under the caption “CERTAIN TRANSACTIONS – Agreements with Majority Stockholders” in the Company’s proxy statement filed with the Securities Exchange Commission on April 16, 2004, which description is incorporated herein by reference, and the January 27, 2005 amendment to the Stockholder Agreement is described below.

The Company, Danisco and Eastman entered into a Fourth Amendment to Stockholder Agreement, dated as of January 27, 2005 (the “Fourth Amendment”), pursuant to which, among other things, the Company, Danisco and Eastman agreed that the director nomination rights contained in the Stockholder Agreement will terminate immediately after the Company has received written notice from Danisco (and with respect to clause (b) below only, an acknowledgement in writing from Eastman) that both the following have occurred: (a) the purchase of and payment for any shares of the Company’s common stock pursuant to the Offer; and (b) the purchase by the Danisco or its affiliates of shares of all the capital stock of the Company owned by Eastman and its affiliates.

The Fourth Amendment is being filed as an exhibit to this report. The foregoing description of the Fourth Amendment does not purport to be complete and is qualified in its entirety by reference to the Fourth Amendment, which is filed as an exhibit hereto and incorporated herein by reference.

Notice to Read Tender Offer Materials

The description contained herein is neither an offer to purchase nor a solicitation of an offer to sell shares of the Company. At the time the tender offer is commenced, Acquisition Sub and Danisco intend to file a Tender Offer Statement on Schedule TO with the Securities and Exchange Commission containing an offer to purchase, forms of letters of transmittal and other documents relating to the transaction and the Company intends to file a Solicitation/Recommendation Statement on Schedule 14D-9 relating to the transaction with the Securities and Exchange Commission. Acquisition Sub, Danisco and the Company intend to mail these documents to the stockholders of the Company. The Company and Danisco also intend to file a Transaction Statement on Schedule 13E-3 with the Securities and Exchange Commission relating to the transaction. These documents will contain important information about the transaction and stockholders of the Company are urged to read them carefully when they become available. Stockholders of the Company will be able to obtain a free copy of these documents (when they become available) at the website maintained by the Securities and Exchange Commission at www.sec.gov. In addition, stockholders will be able to obtain a free copy of these documents (when they become available) from Danisco by contacting Danisco at: Langebrogade 1, P.O. Box 17, DK-1001 Copenhagen K, Denmark, attention: Investor Relations, or from the Company by contacting the Company at: 925 Page Mill Road, Palo Alto, CA 94304, attention: Investor Relations.

Item 8.01 Other Events.

On January 27, 2005, the Company, certain of its officers and directors and Danisco were named in a purported class action complaint filed in the Court of Chancery of the State of Delaware. The case is captioned Zappolla v. Genencor International, Inc. et al., No. 1052-N. This complaint alleges that defendants entered into the Acquisition Agreement without having engaged in fair and open negotiations with all potential bidders, without having performed an active market check and/or open auction for sale of the Company, and that the consideration to be paid pursuant to the Acquisition Agreement is inadequate. The complaint also alleges that the individuals named as defendants have acted and are acting contrary to their fiduciary duty to seek to maximize stockholder value. The plaintiff seeks, among other things, to enjoin the proposed acquisition of the Company by Danisco.

Another purported class action complaint was filed against the Company, certain of its officers and directors, Danisco and Eastman in the Court of Chancery of the State of Delaware on January 27, 2005. The case is captioned Mirfred Partners LLC v. Genencor International, Inc. et al., No. 1053-N. This complaint alleges that the consideration to be paid pursuant to the Acquisition Agreement is inadequate and was fixed arbitrarily by the Company’s majority stockholders. The plaintiff seeks, among other things, to enjoin the proposed acquisition of the Company by Danisco.

A third purported class action complaint was filed on January 27, 2005 against the Company and certain of its officers and directors in the Superior Court of the State of California, County of Santa Clara. The case is captioned Rice v. Genencor International, Inc., et al, No. 105CV 034734. This complaint alleges that the Company’s directors violated their fiduciary duties in connection with the proposed acquisition and that the plaintiff and other members of the purported class will not receive their fair portion of the value of the Company’s assets and business and will be prevented from obtaining the real value of their equity ownership of the Company. The plaintiff seeks, among other things, to enjoin the proposed acquisition of the Company by Danisco.

Item 9.01 Financial Statements and Exhibits.

Exhibit	Description
2.1	Acquisition Agreement among Danisco A/S, DH Subsidiary Inc. and Genencor International, Inc. dated as of January 27, 2005

10.1	Fourth Amendment to Stockholder Agreement by and among Genencor International, Inc., Eastman Chemical Company and Danisco A/S, dated as of January 27, 2005

99.1	Joint Press Release, dated January 27, 2005*

* Incorporated by reference to the press release filed under cover of Schedule 14D-9C by Genencor International, Inc. on January 27, 2005

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GENENCOR INTERNATIONAL, INC.
Dated: February 2, 2005	By:	/s/ Margaret A. Horn
Margaret A. Horn
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit	Description
2.1	Acquisition Agreement among Danisco A/S, DH Subsidiary Inc. and Genencor International, Inc. dated as of January 27, 2005

10.1	Fourth Amendment to Stockholder Agreement by and among Genencor International, Inc., Eastman Chemical Company and Danisco A/S, dated as of January 27, 2005

99.1	Joint Press Release, dated January 27, 2005*

* Incorporated by reference to the press release filed under cover of Schedule 14D-9C by Genencor International, Inc. on January 27, 2005